Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

November 22, 2024

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Post-Effective Amendment, as presented on Form S-8 to the Registration Statement on Form S-4 of our process review letter dated February 15, 2024, which appears in ConocoPhillips’  Annual Report on Form 10-K for the year ended December 31, 2023.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716